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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2001


                            HIGH CASH PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

   DELAWARE                      0-17651                  13-3347257
(State or other                (Commission             (I.R.S. Employer
jurisdiction of                 (File No.)            Identification No.)
incorporation
or organiation)
                            High Cash Partners, L.P.
                              c/o Pembroke HCP LLC
                           c/o Pembroke Companies Inc.
                          70 East 55th Street 7th Floor
                               New York, NY 10022

                    (Address of principal executive offices)

                                 (212) 350-9900
              (Registrant's telephone number, including area code)

                                      None
     (Former name, former address and former fiscal year, if changed since last report)




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Item 5. Other Events.

Background:
----------

      High Cash Partners, L.P. (the "Partnership") owns Sierra Marketplace, a community retail shopping center completed in October 1988 and situated on 18.67 acres in the southern portion of Reno, Nevada (the "Property"). The Property consists of two main buildings and three "out parcel" structures containing approximately 233,000 square feet of net leasable area. The Property is the sole real estate asset held by the Partnership.

      The Property is subject to a zero-coupon first mortgage loan (the "Mortgage Loan") from Resources Accrued Mortgage Investors 2 L.P. ("RAM 2"). The Mortgage Loan had an original principal amount of $6,500,000 and bears interest at the rate of 11.22% per annum compounded monthly and added to principal; however, except as described below, no payments of interest or principal are due thereon until maturity. At December 31, 2000 the amount owed by the Partnership under the Mortgage Loan was $24,519,353. The Mortgage Loan will mature on February 28, 2001. At that time, the total amount outstanding, including principal and accrued interest, on the Mortgage Loan (expected by the Partnership to be approximately $25,000,000) will become due and payable. The Partnership does not presently have, nor does it expect to have, sufficient cash to repay the Mortgage Loan at maturity. In addition, the Partnership believes that, unless conditions change materially, the value of the Property at February 28, 2001 will be significantly less than $25,000,000. Therefore, the Partnership believes that it will be unable to repay the Mortgage Loan at maturity.

      In addition, under the terms of the Mortgage Loan, the Partnership must provide RAM 2 with a current appraisal of the Property upon RAM 2's request. If it is determined, based upon the requested appraisal, that the sum of (i) the principal balance of the Mortgage Loan plus all other then outstanding indebtedness secured by the Property and (ii) all accrued and unpaid interest on the Mortgage Loan calculated at a rate of 6.22% per annum compounded monthly through the date of such appraisal (that sum, the "Measurement Amount"), exceeds 85% of the appraised value of the Property, an amount equal to such excess (the "Excess Payment") would become immediately due and payable to RAM 2. Any amount so paid by the Partnership would be applied first against accrued and unpaid interest on the Mortgage Loan, and the balance, if any, against the principal thereof. At December 31, 2000, the Measurement Amount was approximately $13,600,000. Pembroke HCP, LLC, the Partnership's managing general partner (the "Managing General Partner"), does not believe that the Measurement Amount exceeds 85% of the Property's current fair market value at this time.
However, there can be no assurance as to the actual appraised value of the Property.

      Because the Partnership believes that it will be unable to repay the Mortgage Loan at maturity, the Managing General Partner has negotiated and caused the Partnership to enter into an agreement (the "Mortgage Loan Modification Agreement") with RAM 2 in order to effect a modification of the Mortgage Loan. The Mortgage Loan Modification Agreement became effective on January 31, 2001.

The Mortgage Loan Modification Agreement:
----------------------------------------

      Pursuant to the Mortgage Loan Modification Agreement, RAM 2 has agreed to forbear for not less than one year and up to two years in the exercise of its rights and remedies under


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the Mortgage Loan in the event the Partnership is unable to repay fully all amounts due and payable thereunder at maturity.

      Under the Mortgage Loan Modification Agreement, the deed to the Property, along with a bill of sale, assignment of leases and other conveyance documents (the "Conveyance Documents") have been placed in escrow with counsel to RAM 2. The Conveyance Documents will not be released to RAM 2 until the earliest to occur of:

  (i) any date on which any action taken or omitted to be taken by the Partnership in bad faith, intended to hinder or impede RAM 2's exercise of its rights or remedies under the terms of the Mortgage Loan Modification Agreement, remains uncured for more than 10 days after notice of same from RAM 2;

  (ii) any date on or after March 1, 2002 upon the closing date of the sale or other conveyance of the Property (a) if RAM 2 identifies a bona fide third party purchaser to acquire the Property, or (b) for any other reason deemed reasonably necessary by RAM 2 to avoid a material economic disadvantage to it; and

  (iii)  March 1, 2003.

      The Mortgage Loan Modification Agreement further provides that 100% of the net operating income generated by the Property allocable to the period ending February 28, 2001 (the original maturity date of the Mortgage Loan) shall be retained by the Partnership. From and after March 1, 2001, until such time as the Conveyance Documents have been released, the Partnership will be entitled to receive $100,000 per annum pro-rated monthly and paid monthly to the extent cash flow permits and RAM 2 will be entitled to receive the balance of the net operating income generated by the Property. In addition, RAM 2 has agreed to release the Partnership and its affiliates from all claims for principal or interest due under the Mortgage Loan effective on the date that the Conveyance Documents are released to RAM 2. Such release will be effective provided that the Partnership (i) does not become the subject of any bankruptcy proceeding on or before one year from the date of release of the Conveyance Documents, and (ii) has not perpetrated any fraud upon RAM 2.

      In accordance with the original terms of the Mortgage Loan, the Mortgage Loan Modification Agreement requires an appraisal of the Property. If such appraisal indicates a valuation that necessitates the payment of an Excess Payment, such payment will be immediately due and payable to RAM 2. The Partnership's failure to make such payment, within 15 days after its receipt of notice from RAM 2 specifying the amount due, will result in the immediate release of the Conveyance Documents to RAM 2. The Mortgage Loan Modification Agreement provides that if the appraisal indicates that no Excess Payment is due, RAM 2 will have no further appraisal rights. Although the Managing General Partner does not believe that such appraisal will indicate a valuation that necessitates the payment of an Excess Payment, there can be no assurance as to the appraised value of the Property, or as to whether an Excess Payment will become due and payable thereafter, or the amount thereof.

      Under the terms of the Mortgage Loan Modification Agreement, the Partnership will retain its interest in the Property until and unless the Conveyance Documents are released to RAM 2 in accordance with the terms thereof. In addition, the Partnership retains the right to repay the Mortgage Loan in accordance with its terms on any date prior to March 1, 2001. Thereafter, and prior to March 1, 2003, until RAM 2 notifies the Partnership that it has entered into a contract to sell or convey the Property, the Partnership will have the right to satisfy the Mortgage Loan for an amount equal to the sum of (x) the then unpaid principal balance of the Mortgage Loan, and all accrued interest thereon and other charges due thereunder and (y) 66%

                                       2


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of the value of the Property in excess of the amount described in clause (x)
above, as additional interest on the Mortgage Loan. If the Mortgage Loan is satisfied, the Conveyance Documents will be returned to the Partnership.

      In connection with its entering into the Mortgage Loan Modification Agreement, the Partnership has retained Kestrel Management LP, an affiliate of RAM 2, to manage the Property commencing on January 2, 2001, pursuant to the management agreement attached as Exhibit B to the Mortgage Loan Modification Agreement.

      In connection with the Partnership's entering into the Mortgage Loan Modification Agreement, Lawrence J. Cohen, the sole shareholder and director of Pembroke Companies Inc., which is the sole member and the manager of the Managing General Partner, has executed an unconditional limited guaranty of payment in the amount of the principal balance of the Mortgage Loan, all accrued and unpaid interest thereon and all other charges due thereunder, that will be effective if Mr. Cohen or his affiliates cause the Partnership to file for bankruptcy or to commence a civil action seeking to hinder, impede or delay RAM 2's exercise of any right or remedy available to it.

      The description of the Mortgage Loan Modification Agreement contained herein does not purport to be complete and is qualified in its entirety by the provisions of the Mortgage Loan Modification Agreement. A copy of the Mortgage Loan Modification Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) EXHIBITS

              Exhibit 10.1 Mortgage Loan Modification Agreement, dated December 21, 2000, between High Cash Partners, L.P. and Resources Accrued Mortgage Investors 2 L.P.

                                       3

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        HIGH CASH PARTNERS, L.P.


                                        By:  Pembroke HCP, LLC
                                             Managing General Partner
                                        By:  Pembroke Companies, Inc.
                                             Managing Member
Dated:  February 8, 2001                By:  /s/ Lawrence J. Cohen
                                             ----------------------
                                             Financial and Accounting Officer

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                                  EXHIBIT INDEX

10.1 Mortgage Loan Modification Agreement, dated December 21, 2000, between High Cash Partners, L.P. and Resources Accrued Mortgage Investors 2 L.P.